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                                                                   Exhibit 21.1

Core Laboratories, N.V.
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Subsidiary Listing
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                 Name                                  Legal Seat
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 AGI de Venezuela, C.A.                        Caracas, Venezuela
 AGI Mexicana, S.A. de C.V.                    Mexico City, Mexico
 Beukenwoude, B.V.                             Amsterdam, Netherlands
 Coherence Technology (U.K.) Ltd.              Edinburgh, United Kingdom
 Coherence Technology Company, Inc.            Colorado, United States
 Core Export Sales, Inc.                       Bridgetown, Barbados
 Core Lab de Mexico, S.A. de C.V.              Mexico City, Mexico
 Core Lab Operations S.A. de C.V.              Mexico
 Core Lab Services S.A. de C.V.                Mexico
 Core Laboratories Resources, N.V.             Curacao, Netherlands Antilles
 Core Laboratories International
      Licensing N.V.                           Curacao, Netherlands Antilles
 Core Laboratories International
      Trading N.V.                             Curacao, Netherlands Antilles
 Core Laboratories (H.K.) Limited              Hong Kong
 Core Laboratories (U.K.) Limited              London, United Kingdom
 Core Laboratories Angola Ltd.                 Angola
 Core Laboratories Australia PTY LTD           Perth, Australia
 Core Laboratories (Barbados) Limited          Barbados
 Core Laboratories Canada Limited              Alberta, Canada
 Core Laboratories El Salvador
      S.A. de C.V.                             El Salvador
 Core Laboratories Global N.V.                 Curacao, Netherlands Antilles
 Core Laboratories Holding, Inc.               United States
 Core Laboratories Holding, L.L.C.             Delaware
 Core Laboratories, L.L.C.                     Delaware
 Core Laboratories, L.P.                       Delaware
 Core Laboratories International B.V.          Amsterdam, The Netherlands
 Core Laboratories I.P., Inc.                  United States
 Core Laboratories Mexico Holding B.V.         Netherlands
 Core Laboratories Middle East
      Services B.V.                            Netherlands
 Core Laboratories Netherlands B.V.            Amsterdam, The Netherlands
 Core Laboratories Panama, S.A.                Panama City, Panama
 Core Laboratories PTE LTD                     Singapore
 Core Laboratories Sales N.V.                  Curacao, Netherlands Antilles
 Core Laboratories SDN BHD                     Kuala Lumpur, Malaysia
 Core Laboratories Venezuela S.A.              Caracas, Venezuela
 Core Petrophysics, Inc.                       Texas, United States
 Core Petrophysics de Venezuela, C.A.          Venezuela
 Corelab Brasil Ltda                           Brasil
 Corelab Nigeria Limited                       Lagos, Nigeria
 CTC Pulsonic Nigeria Limited                  Lagos, Nigeria
 E.W. Saybolt & Co. (Cayman) Ltd.              Cayman Islands
 E.W. Saybolt & Co. N.V.                       St. Eustatius
 E.W. Saybolt & Co. S.A.                       Panama City, Panama
 FE & FEFH Holdings, Inc.                      Canada
 Integra Geoservices, Inc.                     Alberta, Canada
 Intraventures, Inc.                           Canada
 Jaex de Mexico, S.A. de C.V.                  Tabasco, Mexico
 Magna International Services, C.A.            Venezuela

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 Organic Technology, L.P.                      Delaware
 OOO "Lab Technics"                            Russia
 Owen Aruba N.V.                               Aruba, Netherlands Antilles
 Owen Canada Ltd.                              Alberta, Canada
 Owen Compliance Services, Inc.                Texas, United States
 Owen de Mexico S.A. de C.V.                   Mexico
 Owen Oil Tools (U.K.) Ltd.                    Croydon, United Kingdom
 Owen Oil Tools de Venezuela, C.A.             Anaco, Anzoategui, Venezuela
 Owen Oil Tools, L.P.                          Delaware
 PENCOR de Mexico S.A. de C.V.                 Mexico
 PENCOR de Venezuela, C.A.                     Venezuela
 PENCOR International Ltd.                     Jersey Channel Islands
 PENCOR Ltd.                                   United Kingdom
 Petrak (Maghreb) S.A.                         Morocco
 Petrak Azerbaijan Ltd.                        Baku, Azerbaijan
 Petrak Baltija Ltd.                           Ventpils, Latvia
 Petrak Batumi Ltd.                            Batumi, Georgia
 Petrak CIS Ltd.                               Novorossiysk, Russia
 Petrak Ltd.                                   Aktau City, Kazakhstan
 Petroleum Analysts ZAO                        Moscow, Russia Federation
 Promore Engineering Inc.                      Canada
 Pro Technics de Mexico, S.A. de C.V.          Mexico
 Pro Technics International, Inc.              Texas, United States
 Production Enhancement Corporation            Louisiana, United States
 Production Services de Venezuela, C.A.        Venezuela
 PT Corelab Indonesia                          Jakarta, Indonesia
 PT Saybolt Indonesia                          Jakarta, Indonesia
 Quantoil Ltd.                                 United Kingdom
 Reservoirs, L.P.                              Delaware
 Saybolt - NIICPV ZAO                          Moscow, Russia Federation
 Saybolt (Portugal) Inspeccao
      de Productos Petroliferos, Lda.          Lisbon, Portugal
 Saybolt (Singapore) PTE LTD                   Singapore
 Saybolt (Tianjin) Meteorology &
      Instrumentation Company                  China

 Saybolt Analyt Holding B.V.                   Vlaardingen, The Netherlands
 Saybolt Analyt LTD ZAO                        Moscow, Russia Federation
 Saybolt Armenia                               Yerevan, Armenia
 Saybolt Aruba N.V.                            Aruba, Netherlands Antilles
 Saybolt Azerbaijan, Ltd.                      Azerbaijan
 Saybolt Bahamas Ltd.                          Freeport, Bahamas
 Saybolt Baltija, Ltd.                         Klaipeda, Lithuania
 Saybolt Bashkortostan                         Bashkortostan, Russian Federation
 Saybolt Belgium                               Belgium
 Saybolt Bonaire N.V.                          Bonaire, Netherlands Antilles
 Saybolt Bulgaria Ltd                          Bulgaria
 Saybolt Caribbean N.V.                        Aruba

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 Saybolt Colombia Ltda.                        Barranquilla, Colombia
 Saybolt Curacao N.V.                          Curacao, Netherlands Antilles
 Saybolt Danmark A/S                           Copenhagen, Denmark
 Saybolt de Costa Rica, S.A.                   San Jose, Costa Rica
 Saybolt de Ecuador S.A.                       Ecuador
 Saybolt de Mexico S.A. de C.V.                Coatzacoalcos, Mexico
 Saybolt Eastern Hemisphere B.V.               Vlaardingen, The Netherlands
 Saybolt Espana S.A.                           Madrid, Spain
 Saybolt Estonia Ltd.                          Tallin, Estonia
 Saybolt Evrasia ZAO                           Moscow, Russia Federation
 Saybolt Finland Oy                            Hamina, Finland
 Saybolt France S.A.                           Port-Le-Bouc, France
 Saybolt Geneva S.R.L.                         Siracusa, Italy
 Saybolt Greece, Ltd.                          Athens, Greece
 Saybolt Holding B.V.                          Vlaardingen, The Netherlands
 Saybolt, L.P.                                 Delaware
 Saybolt International B.V.                    Vlaardingen, The Netherlands
 Saybolt Iran B.V.                             Vlaardingen, The Netherlands
 Saybolt Italia S.R.L.                         Siracusa, Italy
 Saybolt Kazakhstan B.V.                       Vlaardingen, The Netherlands
 Saybolt Latin America B.V.                    Vlaardingen, The Netherlands
 Saybolt Latvia                                Ventspils, Latvia
 Saybolt (M) SDN BHD                           Kuala Lumpur, Malaysia
 Saybolt Malta Ltd.                            Kalafran, Malta
 Saybolt Meteorology &
      Instrumentation B.V.                     Vlaardingen, The Netherlands
 Saybolt Mongol HHK                            Mongolia
 Saybolt Nederland B.V.                        Vlaardingen, The Netherlands
 Saybolt North America B.V.                    Vlaardingen, The Netherlands
 Saybolt Saudi Arabia Co., Ltd.                Saudi Arabia
 Saybolt Services Ltd.
      formerly Petrak Services Ltd.            London, United Kingdom
 Saybolt South Africa PTY LTD                  Cape Town, South Africa
 Saybolt Sverige AB                            Gothenburg, Sweden
 Saybolt Test OOO                              Bashkortostan, Russian Federation
 Saybolt Thailand Ltd.                         Bangkok, Thailand
 Saybolt Trinidad & Tobago Ltd.                Marabella, Trinidad
 Saybolt Turkmenistan Ltd.
      formerly Petrak Turkmenistan Ltd.        Turkmenbashi, Turkmenistan
 Saybolt United Kingdom Ltd.                   Purfleet, United Kingdom
 Saybolt van Duyn GmbH                         Essen, Germany
 Saybolt West Indies N.V.                      Kingston, Jamaica
 Saybolt Ukraine                               Odessa, Ukraine
 Scott Pickford Group Limited                  Croydon, United Kingdom
 Scott Pickford Limited                        Croydon, United Kingdom
 Southwest Promore, Inc.                       United States
 SP TOO Saybolt Kazakhstan                     Kazakhstan
 Stim Lab, Inc.                                Oklahoma, United States

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 Stim-Lab (U.K.) Limited                       Edinburgh, United Kingdom
 Stim-Lab CoreSystems Limited                  Edinburgh, United Kingdom
 The Petrak Group S.A.                         Zug, Switzerland
 TomoSeis Corporation                          Texas, United States

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